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                                   Exhibit 21

                         Subsidiaries of the Registrant



Parent
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First Southern Bancshares, Inc.


                                Percentage                Jurisdiction or
Subsidiaries (a)               of Ownership            State of Incorporation
----------------               ------------            ----------------------

First Southern Bank               100%                        Alabama


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(a)      The operation of the Company's wholly owned subsidiary is included in the Company's Financial Statements contained in the Annual Report attached hereto as Exhibit 13.